October 29, 2015

Frank Funds

781 Crandon Blvd. Unit 602

Key Biscayne, FL 33149

Re: Frank Funds, File Nos. 333-113657 and 811-21532

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed on July 31, 2008 with Post-Effective Amendment No. 5 to the Frank Funds’ Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 18 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP